UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2013

GLOBUS MEDICAL, INC.
(Exact name of registrant as specified in charter)

DELAWARE	001-35621	04-3744954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2560 GENERAL ARMISTEAD AVENUE, AUDUBON, PA 19403
(Address of principal executive offices) (Zip Code)
(610) 930-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
2012 Executive Performance Bonus Plan Payments
On January 24, 2013, as part of its annual review process, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Globus Medical, Inc. (the “Company”) approved cash bonus payments for each of its named executive officers under the Company's annual executive performance bonus plan (the “2012 Bonus Plan”) for services performed during the fiscal year ended December 31, 2012. The Committee approved annual incentive bonus payments in the amount of $624,731 for David C. Paul, the Company's Chairman and Chief Executive Officer, $458,136 for David M. Demski, the Company's President and Chief Operating Officer, $268,925 for Richard A. Baron, the Company's Senior Vice President and Chief Financial Officer, and $320,375 for A. Brett Murphy, the Company's Executive Vice President, U.S. Sales.
2013 Executive Performance Bonus Plan
Also on January 24, 2013, the Committee adopted the 2013 Executive Performance Bonus Plan (the “2013 Bonus Plan”), in which the Company's named executive officers are eligible to participate.
Under the 2013 Bonus Plan, as long as the Company's 2013 sales revenue is above the threshold level established by the Committee, each of our named executive officers will be eligible to receive a cash bonus. If the Company achieves the target level of 2013 sales revenue, each named executive officer will be eligible to receive his target bonus. If the Company exceeds the 2013 sales revenue target, each named executive officer will be eligible to receive a target bonus adjusted based on a scale that establishes bonus multipliers for 2013 sales revenues at various specified levels. After determining the Company's 2013 sales revenue, the actual amount of the cash bonus will be calculated by multiplying the appropriate bonus multiplier by each named executive officer's target bonus, which, except in the case of Mr. Baron, is the named executive officer's actual cash bonus paid pursuant to the 2012 Bonus Plan. Mr. Baron's target bonus is equal to the amount of his cash bonus awarded pursuant to the 2012 Bonus Plan, less a $100,000 discretionary increase granted by the Committee for Mr. Baron under the 2012 Bonus Plan. Using this formula, a named executive officer's actual cash bonus may be less than his target bonus, depending on the actual amount of the Company's 2013 sales revenue. Following this mathematical computation, the Committee has the discretion to apply an individual performance modifier to increase or decrease any named executive officer's annual executive performance bonus payment, based on the Committee's evaluation of individual performance during the year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBUS MEDICAL, INC.
(Registrant)

Dated:	January 24, 2013	/s/ ANTHONY L. WILLIAMS

Anthony L. Williams
Vice President, Corporate Counsel and Secretary